CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust. Such reference is included in the Statement of Additional Information of the EM Capital India Gateway Fund  under “Independent Registered Public Accounting Firm”.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 8, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated June 30, 2008 on the financial statements and financial highlights of the EM Capital India Gateway Fund, as series of the Northern Lights Fund Trust, in Post-Effective Amendment Number 61 to the Registration Statement (Form N-1A, No. 333-122917), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Columbus, Ohio

September 5, 2008